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                                                                   EXHIBIT (10)E

                             SPLIT-DOLLAR AGREEMENT

                  AGREEMENT made and entered as of the 7th day of July, 1995, by and between VALLEY NATIONAL BANCORPORATION, a New Jersey corporation, with principal offices and place of business in the State of New Jersey (the "Corporation"), VALLEY NATIONAL BANK AS TRUSTEE UNDER THE GERALD H. LIPKIN AND LINDA I. LIPKIN 1995 IRREVOCABLE TRUST AGREEMENT DATED JULY 7, 1995 (the "Trust"), GERALD H. LIPKIN, an individual residing at 3 Stonehedge, Montville, New Jersey (the "Employee") and LINDA LIPKIN, his wife ("Mrs. Lipkin").

                             W I T N E S S E T H :

                  WHEREAS, the Employee is employed by the Corporation; and

                  WHEREAS, the Employee wishes to provide second to die life insurance protection in the net amount of $1,000,000 for his estate in the event of the death of Employee and his wife, which is described in Exhibit A attached hereto and by this reference made a part hereof (the "Policy"), and which was issued by The Guardian Life Insurance Company of America (the "Insurer"); and

                  WHEREAS, the Corporation is willing to pay the annual premiums due on the Policy until it is fully paid, in return for a waiver by the Employee of his coverage under the Corporation's group term policy, on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Policy was purchased by the Trust and the Trust is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

                  WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by the Trust, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy.

                  NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

                  1. Policy and Assignment. The Trust has purchased the Policy from the Insurer in the initial total face amount of $1,300,000. The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the
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Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy, a copy of which is annexed hereto as Exhibit B (the "Assignment").

                  2. Trust Is Owner of Policy. The Trust shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein and in the Assignment.

                  3.      Obligations.

                            (a)     Corporation's Payment Obligations. On or
before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the entire premium due to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of its payment of such sum. The obligation of the Corporation to pay the Policy premiums shall cease at the earlier of (the "Payment Period") (i) the death of both the Employee and Mrs. Lipkin, or (ii) the payment of Policy premiums for a number of years, such that the Policy is fully paid (i.e., no further premiums are due thereunder to maintain a $1,000,000 death benefit), the Corporation is repaid from the Policy all of the Policy premiums it paid (without interest) and the Policy will pay a death benefit to the beneficiaries of $1,000,000 (the "Fully Paid Period"). The Policy illustrations show the Fully Paid Period to be eleven (11) years with a repayment to the Corporation in year 15. The parties recognize that the Fully Paid Period may be more or less than that shown in the illustrations. All the Policy premiums paid by the Corporation hereunder are referred to as the "Aggregate Policy Premiums". The Corporation shall pay the Policy premiums hereunder, regardless of whether the Employee continues to be employed by the Corporation, dies or the Corporation has any other offset to the payment; provided, however, the Corporation may cease making the payments if the Employee is terminated by the Corporation for "Cause", as defined in the Change-in-Control Agreement (as hereafter defined in Section 11).

                            (b)     Maintenance of Policy Until Repayment. The
Trust, the Employee and Mrs. Lipkin agree to maintain the Policy until the Corporation is repaid from the Policy in full (without interest) the Aggregate Policy Premiums.

                  4. Collateral Assignment of Policy to Corporation. To secure the repayment to the Corporation of the amounts payable to it hereunder, the Trust has, contemporaneously herewith, assigned the Policy to the Corporation as collateral, a copy of which is
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annexed hereto as Exhibit B. The parties hereto agree to take all action necessary to cause the Assignment to conform to the provisions of this Agreement and the forms used by the Insurer.

                  5.      Rights of Parties in Policy.

                            (a)     Except as otherwise provided herein, the
Trust may not sell, assign, transfer, borrow against, surrender, cancel or dispose of the Policy, nor make any election in respect thereof, without the express written consent of the Corporation, and any such act shall be deemed to be null and void.

                            (b)     The Employee and Mrs. Lipkin have exercised
the right to absolutely and irrevocably give to the Trust all of their right, title and interest in and to the Policy, subject to the Assignment. The Corporation shall treat the Trust as the sole owner of all of the Employee's right, title and interest in and to the Policy, subject to this Agreement and the Corporation's rights under the Assignment. The Employee and Mrs. Lipkin have no right, title or interest in and to the Policy, all such rights being vested in and exercisable only by the Trust. The Trust shall have no further right to give or otherwise transfer any interest in the Policy.

                            (c)     During the term of this Agreement, except as
expressly provided herein, the Corporation agrees that it shall not be entitled either to withdraw any of the cash surrender value ("Cash Value") from the Policy, or borrow such funds, using the Policy as security therefor.

                  6.      Death Benefits.

                            (a)     Collection of Death Benefits. Upon the death
of the Employee and Mrs. Lipkin, the Corporation shall promptly take all action necessary to obtain the death benefit (the "Death Benefit") provided under the Policy.

                            (b)     Repayment to the Corporation from Death
Benefits. The Corporation shall be entitled to receive that amount of the Death Benefit equal to (the "Corporation Death Benefit Amount") the greater of (i) the excess of the Death Benefit over $1,000,000, or (ii) the Aggregate Policy Premiums (without interest). The balance of the Death Benefit, if any, shall be paid directly to the beneficiary or beneficiaries ("Beneficiary") in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation exceed the Death Benefit. No amount shall be paid from the Death Benefit to the Beneficiary until the Corporation has been paid the Corporation Death Benefit Amount. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.
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                  7.      Termination. This Agreement shall terminate upon the
earliest of the following event:

                            (a)     Repayment to the Corporation from the Policy
of the Aggregate Policy Premiums at the end of the Fully Paid Period from the Cash Value, or paid up Policy additions or a Policy loan or otherwise; or

                            (b)     Repayment to the Corporation of the
Corporation Death Benefit Amount from the Death Benefit; or

                            (c)     Mutual agreement of the Trust and the
Corporation, with the consent of the Employee (or Mrs. Lipkin if the Employee has died).

                  8. Repayment to Corporation at End of Fully Paid Period. If the Policy continues without the payment of the Death Benefit through the Fully Paid Period, the Corporation shall be entitled to be repaid from the Policy as soon as possible upon the occurrence of a Fully Paid Period, the Aggregate Policy Premiums by means of the surrender of a portion of the Cash Value or paid-up Policy additions or a Policy loan or otherwise. The parties hereto agree to cause the Corporation to be so repaid as soon as possible after the Fully Paid Period.

                  9. Insurer Rights. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Death Benefit to the Beneficiary, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment executed by the Employee and filed with the Insurer in connection herewith.

                  10.     Procedures.

                            (a)     Valley National Bank is hereby designated
the "Named Fiduciary" under this Agreement.

                            (b)     The Named Fiduciary shall control and manage
the Policy. Such responsibilities may be allocated to other persons, named in a written instrument spelling out to whom and which responsibilities have been delegated.

                  The following claims procedure are available for this Policy:
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                                      (1)     Claims Procedure. The Trust or the
         Beneficiary and Corporation shall make claim and execute such forms as required under the Policy and to be sent to the Insurer as required under the Policy. Should the Insurer deny the claim, the parties may request the Insurer to review the decision under the Insurer's standard review procedures.

                                      (2)     Notification and Content of
         Decision. Notice of the decision to deny the claim in whole or in part shall be furnished to the claimant by the Insurer within a reasonable period of time after the claim has been filed.

                                      The notification shall set forth the
         reason for the denial, reference to the pertinent part of the policy or plan provisions on which the denial is based. The Claimant may request a description of information necessary to perfect the claim and an explanation of claim review procedures.

                                      (3)     Review Procedure. There is no
         independent review procedure. The purpose of the review procedure set forth herein is to provide a means to contest a claim denial under the terms of the Policy. The Corporation, Trust or the Beneficiary may:

                                             (A)   Request a review upon written
                  application to the Insurer;

                                             (B)   Request a description of
                  information necessary to perfect the claim; and

                                             (C)   May submit issues and
                  comments in writing.

                  11. Employee Waiver of Other Insurance Rights. Subject to the terms hereof, the Employee hereby waives any and all rights Employee has to have the Corporation (or its subsidiaries) provide life insurance on the life of the Employee during his employment with the Corporation (or its subsidiaries) or thereafter, and any successor in interest to the Corporation, including, but not limited to, any rights under a policy or employment manual, under the Change-in-Control Agreement (the "Change-in-Control Agreement") between the Corporation and the Employee dated January 1, 1995 (and any amendment or supplement thereto) under the Severance Agreement (the "Severance Agreement"), dated August 17, 1994, between the Corporation and the Employee and any other claims arising out of such agreements due to the lack of such group life insurance.

                  12. Taxes. The Employee recognizes that he or the Trust may be required to pay federal, state and local income taxes on the value of the benefits conveyed to him or the Trust hereunder, and the Corporation is not liable to the Employee or the Trust for such taxes.
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                  13.     Trust Agreement. The Corporation has agreed to cause
its attorneys to draft a trust agreement to create the Trust to which the Employee has transferred the Policy, the preparation of the Trust to be at the cost and expense of the Corporation. The Employee hereby assigns its rights to have the Corporation pay the premiums on the Policy to the Trust.

                  14. Entire Agreement; Amendments. This Agreement and the Assignment constitutes the entire agreement of the parties with respect to the matters covered hereby and revokes any prior agreements or understandings whether oral or written, with respect to the matters covered hereby. This Agreement may not be amended, altered or modified, except by a written instrument signed by the Trust, the Corporation and the Employee (except after the death of the Employee, the consent of Mrs. Lipkin is required), or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

                  15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

                  16. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

                  17. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New Jersey.
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement, in duplicate, as of the day and year first above written.


                                              VALLEY NATIONAL BANCORPORATION

                                              By: /s/ ROBERT MCENTEE
                                                 ---------------------------
                                                   Robert McEntee, Chairman
                                                   of Compensation Committee

                                              VALLEY NATIONAL BANK, AS TRUSTEE
                                              UNDER THE GERALD H. LIPKIN AND
                                              LINDA I. LIPKIN 1995 IRREVOCABLE
                                              TRUST AGREEMENT DATED JULY 7, 1995

                                              By: /s/ STEPHEN P. COSGROVE
                                                 ---------------------------
                                                  Stephen P. Cosgrove --
                                                  Senior Vice President


                                                 /s/ GERALD H. LIPKIN
                                              ------------------------------
                                                  Gerald H. Lipkin


                                                 /s/ LINDA LIPKIN
                                              ------------------------------
                                                   Linda Lipkin